EXHIBIT 2.1


JOHN J. BINGHAM, JR. [State Bar No. 075842]
DANNING, GILL, DIAMOND & KOLLITZ, LLP
  a limited liability partnership
  composed of professional corporations
2029 Century Park East, Third Floor
Los Angeles, California 90067-2904
Telephone:   (310)277-0077
Facsimile:  (310)277-5735


Attorneys for James J. Joseph,
Chapter 11 Trustee

Ronald Rus, Esq. [State Bar No. 067369]
Cathrine Castaldi, Esq. [State Bar No. 156089]
Rus, Miliband & Smith,
A Professional Corporation
2600 Michelson Drive, 7th Floor
Irvine, CA 92612

Attorneys for The Official Committee of
Equity Security Holders

                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

                               SANTA ANA DIVISION

In re:                                 ) Case No. SA 98-27040-RA
                                       )       [Chapter 11]
VISION CAPITAL SERVICES                ) In a Case Under Chapter 11
                                       ) of the Bankruptcy
CORPORATION, a California corporation; ) Code (11 U.S.C. Sec. 1101 et seq.)
                                       )
        Debtors and                    ) JOINT CHAPTER 11 PLAN PROPOSED
        Debtors- in- Possession.       ) BY CHAPTER 11 TRUSTEE AND THE
---------------------------------------) OFFICIALCOMMITTEE OF EQUITY
_       Affects All Debtors.           ) SECURITY HOLDERS
                                       )
---------------------------------------) PLAN CONFIRMATION HEARING
VISION CAPITAL SERVICES                ) -------------------------
CORPORATION, a California corporation; ) (See Disclosure Statement for
Case No. SA 98-27040-RA                ) Voting and Objecting Procedures)
_  Affected by this Pleading           )
---------------------------------------) DISCLOSURE STATEMENT HEARING
INCOME NETWORK COMPANY, INC.,          ) ----------------------------
a California corporation;              )
Case No. SA 98-27041-RA                ) Date:  October 12, 2001
_  Affected by this Pleading           ) Time:  1:30 p.m.
                                       ) Place: Courtroom 6C
                                       )        411 West 4th Street
                                       )        Santa Ana, CA 92701
                                       )
                                       ) PLAN CONFIRMATION HEARING
                                       ) -------------------------
                                       )
                                       ) Date:  December 21, 2001
                                       ) Time:  3:30 p.m.
---------------------------------------) Place: Courtroom 6C
                                       )        411 West 4th Street
                                       )        Santa Ana, CA 92701

PERFORMANCE DEVELOPMENT, INC.,         )
a California corporation;              )
Case No. SA 98-27042-RA                )
_  Affected by this Pleading           )
---------------------------------------)
PERFORMANCE CAPITAL                    )
MANAGEMENT, INC., a California         )
corporation;                           )
Case No. SA 9827043-RA                 )
XX  Affected by this Pleading          )
--                                     )
---------------------------------------)
ATLAS EQUITY INC., dba                 )
PERFORMANCE TELECOM, dba               )
PERFORMANCE COMMUNICATIONS             )
SERVICES, dba ALLEN RICHARDS           )
& ASSOCIATES, a California corporation )
Case NO SA 98 27044-RA                 )
   Affected by this Pleading           )
--                                     )
---------------------------------------)
PERFORMANCE ASSET MANAGEMENT,          )
FUND, LTD., a California limited       )
partnership;                           )
Case No. SA 98-27092-RA                )
XX Affected by this Pleading           )
--                                     )
---------------------------------------)
PERFORMANCE ASSET MANAGEMENT,          )
FUND II, LTD., a California Limited    )
partnership;                           )
Case No. SA 9827098-RA                 )
XX Affected by this Pleading           )
--                                     )
---------------------------------------)
PERFORMANCE ASSET MANAGEMENT,          )
FUND III, LTD., a California limited   )
partnership;                           )
Case No. SA 98-27101-RA                )
XX Affected by this Pleading           )
--                                     )
---------------------------------------)
PERFORMANCE ASSET MANAGEMENT,          )
FUND IV, LTD., a California limited    )
partnership;                           )
Case No. SA 27105-RA                   )
XX Affected by this Pleading           )
--                                     )
---------------------------------------)
PERFORMANCE ASSET MANAGEMENT,          )
FUND V, LTD., a California limited     )
partnership;                           )
Case No. SA 98-27106-RA                )
XX Affected by this Pleading           )
--                                     )
---------------------------------------)

                                TABLE OF CONTENTS

                                                                         Page(s)

I.  INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    ------------

II. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    -----------

    A.     Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
           -------------

    B.     Rules of Interpretation . . . . . . . . . . . . . . . . . . . . . .11
           -----------------------

III.CLASSIFICATION AND TREATMENT OF CLAIMS
    --------------------------------------
    AND EQUITY SECURITY INTERESTS . . . . . . . . . . . . . . . . . . . . . . 12
    -------------------------------

    A.     Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
           -------

    B.     Unclassified Claims and Priority Tax Claims and Their Allowance and
           -------------------------------------------------------------------
           Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
           ---------

           1.    Ordinary Course Administrative Claims . . . . . . . . . . . .14
                 -------------------------------------

           2.    Administrative Tax Claims . . . . . . . . . . . . . . . . . .14
                 -------------------------

           3.    Professional-Fee Claims . . . . . . . . . . . . . . . . . . .15
                 -----------------------

           4.    Treatment of Allowed Administrative, Tax and Profession-Fee
                 -----------------------------------------------------------
                 Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 ------

           5.    Treatment of Allowed Priority Tax Claims . . . . . . . . . . 15
                 ----------------------------------------

    C.     Classified Claims and Interests . . . . . . . . . . . . . . . . . .16
           -------------------------------

           1.    Class 1 - Priority Unsecured Claims . . . . . . . . . . . . .16
                 -----------------------------------

           2.    Class 2 - Secured Claims . . . . . . . . . . . . . . . . . . 16
                 ------------------------

    D.     Classed of General Unsecured Claims and Their Treatment . . . . . .17
           -------------------------------------------------------

           1.    Classes 3, 4, 5, 6, 7 and 8 . . . . . . . . . . . . . . . . .17
                 ---------------------------

    E.     Classes of Interest Holders . . . . . . . . . . . . . . . . . . . .17
           ---------------------------

           1.    Class 9 (PCM) . . . . . . . . . . . . . . . . . . . . . . . .17
                 -------------

           2.    Classes 10 (PAM I), 11 (PAM II), 12 (PAM III), 13 (PAM IV) and
                 --------------------------------------------------------------
   14 (PAM V) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   ----------

          3.     Class 15 (NOD) . . . . . . . . . . . . . . . . . . . . . . . 18
                 --------------

IV. MEANS OF EFFECTUATING THE PROVISIONS OF THE PLAN . . . . . . . . . . . . .18
    ------------------------------------------------

    A.     Consolidation of the Plan Debtors . . . . . . . . . . . . . . . . .18
           ---------------------------------

    B.     Exchange of Partnership Interests and Issuance of PCMLLC Membership
           -------------------------------------------------------------------
    Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    ---------

    C.     Funding for the Plan . . . . . . . . . . . . . . . . . . . . . . . 19
           --------------------

    D.     PCMLLC Management . . . . . . . . . . . . . . . . . . . . . . . . .20
           -----------------

    E.     Provisions Governing Distributions . . . . . . . . . . . . . . . . 20
           ----------------------------------

           1.    Effective Date Cash and Membership Interest Distributions . .20
                 ---------------------------------------------------------

           2.    Delivery of Distributions and Undeliverable Distributions . .20
                 ---------------------------------------------------------

           3.    Setoffs . . . . . . . . . . . . . . . . . . . . . . . . . . .21
                 -------

           4.    Transactions on Business Days. . . . . . . . . . . . . . . . 22
                 -----------------------------

    F.     Procedures for Resolving and Treating Disputed Claims and Disputed
           ------------------------------------------------------------------
    Equity Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    ---------------

           1.    No Distribution Pending Allowance. . . . . . . . . . . . . . 22
                 ---------------------------------

           2.    Resolution of Disputed Claims. . . . . . . . . . . . . . . . 22
                 -----------------------------

           3.    Allowance of Disputed Claims . . . . . . . . . . . . . . . . 22
                 ----------------------------

    G.     Objections to Claims and Equity Security Interests . . . . . . . . 23
           --------------------------------------------------

    H.     Disbursing Agent . . . . . . . . . . . . . . . . . . . . . . . . . 23
           ----------------

    I.     Revesting of Assets. . . . . . . . . . . . . . . . . . . . . . . . 23
           -------------------

    J.     Trustee, Estates, and Reorganized Debtors. . . . . . . . . . . . . 23
           -----------------------------------------

V.  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES . . . . . . . . . . 24
    -----------------------------------------------------

    A.     Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
           ----------

    B.     Rejection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
           ---------

    C.     Changes in Rates Subject to Regulatory Commission Approval . . . . 25
           ----------------------------------------------------------

    D.     Retention of Jurisdiction. . . . . . . . . . . . . . . . . . . . . 25
           -------------------------

    E.     Exemptions form Securities Act of 1933 . . . . . . . . . . . . . . 25
           --------------------------------------

VI. EFFECT OF CONFIRMATION OF PLAN. . . . . . . . . . . . . . . . . . . . . . 25
    ------------------------------

    A.     Discharge and Injunction . . . . . . . . . . . . . . . . . . . . . 25
           ------------------------

    B.     Post-Effective Date Employment and Compensation of Professionals . 26
           ----------------------------------------------------------------

    C.     Dissolution of the Committee . . . . . . . . . . . . . . . . . . . 26
           ----------------------------

    D.     Modification of Plan . . . . . . . . . . . . . . . . . . . . . . . 27
           --------------------

    E.     Post-Effective Date Status Report  . . . . . . . . . . . . . . . . 27
           ---------------------------------

    F.     Post-Confirmation Conversion/Dismissal . . . . . . . . . . . . . . 27
           --------------------------------------

    G.     Final Decree . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
           ------------

EXHIBIT 1 - OPERATING AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 29

EXHIBIT 2 - UNEXPIRED LEASE TO BE ASSIGNED. . . . . . . . . . . . . . . . . . 30

EXHIBIT 3 - EXECUTORY CONTRACTS TO BE ASSUMED . . . . . . . . . . . . . . . . 31

EXHIBIT 4 - EXECUTORY CONTRACTS TO BE REJECTED. . . . . . . . . . . . . . . . 33

     James J. Joseph, Chapter 11 Trustee and The Committee of Equity Security Holders hereby submit their Joint Chapter 11 Plan of Reorganization [dated August __, 2001].

                                       I.

                                  INTRODUCTION
                                  ------------

Performance Capital Management, Inc. a California corporation ("PCM"); Performance Asset Management Fund, Ltd., a California limited partnership ("PAM"); Performance Asset Management Fund II, Ltd., a California limited partnership ("PAM II"); Performance Asset Management Fund III, Ltd., California limited partnership ("PAM III"); Performance Asset Management Fund IV, Ltd., a California limited partnership ("PAM IV"); Performance Asset Management Fund V, Ltd., a California limited partnership ("PAM V") (collectively, PAM I - V are referred to herein as the "PAM Funds") are the Debtors filing voluntary Chapter 11 petitions under the United States Bankruptcy Code (the "Bankruptcy Code"); 11 U.S.C. Sec. 101 et. seq. on December 22 and 23, 1998.
                --- ----

     This document is the Chapter 11 Plan for the reorganization of PCM and the PAM Funds (the "Plan"), which Plan is being jointly proposed by James J. Joseph, the Chapter 11 Trustee (the "Trustee") for the Plan Debtors, and The Official Committee of Equity Security Holders (the "Committee") appointed in the PAM Funds' cases. The Trustee and the Committee are collectively referred to as the "Proponents" . Sent to you in the same envelope as this document is the Disclosure Statement which has been approved by the Court. The Disclosure Statement is provided to assist you in understanding the Plan.

     This is a reorganizing plan. The Proponents seek to accomplish payments under the Plan from the Plan Debtors' cash on hand and cash generated from future business operations. To facilitate such business operations, the Plan provides for the consolidation of the PAM Funds into a new entity to be known as Performance Capital Management, LLC, a limited liability company ("PCMLLC"). As part of the Plan, in consideration for the contribution by the PAM Funds of sums sufficient to pay the allowed claims against PCM, PCM will contribute its property to PCMLLC. As part of its formation, PCMLLC will issue membership interests (Initial LLC Units) to the PAM Funds. The PAM Funds will then re-distribute such Initial LLC Units to

     (a) Either: (1) a proof of Claim was timely filed; or (2) a proof of Claim is deemed timely filed either under Bankruptcy Rule 3003(b)(1) or by a Final Order; and
                         ---

     (b) Either: (1) the Claim is not a Disputed Claim; (2) the Claim is allowed by a Final Order; or (3) the Claim is allowed under the Plan.

An Allowed Claim does not include interest on the Claim accruing after the Petition Date. Moreover, any portion of a Claim that is satisfied or released during a Plan Debtor's Reorganization Case is not an Allowed Claim.

     "ALLOWED EQUITY SECURITY INTEREST" means an equity interest in a PAM Fund Debtor to the extent that:

     (a) Either: (l) a Proof of Interest was timely filed; or (2) a Proof of Interest is deemed timely Filed either under Bankruptcy Rule 3003(b)(2), or by a Final Order; or (3) a Plan Debtor identified the Equity Security Interest and its amount as existing on the Petition Date by an Equity Security Holder; and
                                             ---

     (b) Either: (1) the Equity Security Interest is not a Disputed Equity Security Interest; (2) the Equity Security Interest is allowed by a Final Order; or (3) the Equity Security Interest is allowed under the Plan.

     "ALLOCATION ORDER" means that certain order of the Court entered March 6, 1999, providing procedures for the allocation of fees and costs among the Plan Debtors and non-Plan Debtors.

     "ALLOWED SECURED CLAIM" means an Allowed Claim secured by a valid and enforceable lien, security interest or other charge against property in which a Plan Debtor has an interest, or which is subject to setoff under Sec. 553 of the Bankruptcy Code, but only to the extent of the value (determined in accordance with Sec. 506(a) or the Bankruptcy Code or in accordance with the provisions of this Plan) of the interest of the holder of such property or to the extent of the amount subject to any setoff or as otherwise set forth in this Plan, as the case may be.

     "BANKRUPTCY CODE" or "CODE" means Title 11 of the United States Code, as same was in effect on the Petition Date, as amended by any amendments applicable to the Reorganization Cases.

their limited partners, the Equity Security Holders. PCMLLC will conduct the same type of businesses as conducted by the Plan Debtor Estates prior to the confirmation of the Plan. All Allowed Claims of creditors will be paid in full as soon as practicable following the Effective Date, without interest. In addition, Equity Security Holders, as soon as practicable after The Effective Date, will receive a distribution based upon the unreturned capital of each, of not less than $12 million and as much as $13 million.

                                       II.

                                   DEFINITIONS
                                   -----------

A.   DEFINED TERMS
     -------------

     In addition to any other terms that are defined in the Plan, the following terms (which appear in the Plan as capitalized terms), when used in the Plan or the accompanying Disclosure Statement, have the meanings set forth below:

     "ADMINISTRATIVE CLAIM" means a Claim against a Debtor for administrative costs or expenses that are allowable under Bankruptcy Code Section 503(b).
These costs or expenses may include, without limitation: (a) actual costs or expenses that were incurred after the Petition Date and that were necessary to preserve a Plan Debtor's Estate and operate a Plan Debtor's business; (b) Professional-Fee Claims; (c) Administrative Tax Claims; and (d) Ordinary Course Administrative Claims including fees or charges assessed against a Plan Debtors' Estate Under 28 U.S.C. Sec. 1930.

     "ADMINISTRATIVE TAX CLAIM" means an Administrative Claim or other Claim that is not an Allowed Secured Claim and that a government unit asserts against a Plan Debtor for taxes (or for related interest or penalties) for any tax period that, either in whole or in part, falls within the period beginning on the Petition Date and ending on the Effective Date.

     "ALLOWED ADMINISTRATIVE CLAIM" means an Administrative Claim that is allowed as set forth in Section III.B.

     "ALLOWED CLAIM" means a Claim against a Debtor, other than an Administrative Claim to the extent that:

     "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Central District of California, Santa Ana Division, or such other court, including the United States District Court for the Central District of California, as may have jurisdiction over this case.

     "BANKRUPTCY RULES" means, collectively, (a) the Federal Rules of Bankruptcy Procedure and (b) the Local Bankruptcy Rules for the Central District of California, as same were in effect on the Petition Date, as amended by any amendments applicable to the Reorganization Cases.

     "BUSINESS DAY" means any day, other than Saturday, Sunday or a legal holiday.

     "CLAIM" is defined in Sec. 101(5) of the Code. It includes any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance, if such breach gives rise to a right to payment, whether such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     "CLAIMS/INTERESTS OBJECTION DEADLINE" means the deadline for objecting to Claims or Interest, as set forth in Section IV.G.

     "COMMITTEE" means The Official Committee of Equity Security Holders appointed by the United States Trustee in these Reorganization Cases, as modified by the addition or removal of members from time to time.

     "CONFIRMATION" of this Plan means the entry of the Confirmation Order by the Bankruptcy Court.

     "CONFIRMATION DATE" means the date on which the Court enters the Confirmation Order on the Court docket.

     "CONFIRMATION-HEARING DATE" means the first date on which the Court holds a hearing regarding Plan confirmation.

     "CONFIRMATION ORDER" means the Court order confirming the Plan under Bankruptcy Code Section 1129.

     "CONSUMMATION" of this Plan means the making of the distribution to be made by PCMLLC of the Initial LLC Units to the PAM Funds as required by this Plan.

     "CREDITOR" means an entity that has a claim against the Debtor that arose at the time of or before the order for relief concerning the Debtor; or an entity that has a claim against the estate of a kind specified in Sec. 348(d), 502(f), 502(g), 502(h) or 502(i) of this title.

     "DISBURSING AGENT" means PCMLLC, including any person employed by PCMLLC to assist PCMLLC with its duties as Disbursing Agent.

     "DISCLOSURE STATEMENT" means the "Disclosure Statement Describing Proponents' Joint Chapter 11 Plan of Reorganization [Dated August _, 2001]."

     "DISPUTED CLAIM" means a claim:

     (a) as to which a proof of Claim is filed or deemed to be filed under Bankruptcy Rule 3003(b)(l);and

     (b) as to which the Plan Debtor against which the Claim has been asserted, the Trustee, Committee or PCMLLC, or any party-in-interest entitled to do so has Filed an objection by the Claims/Interests Objection Deadline and as to which that objection has not been overruled, denied by a Final Order, or withdrawn.

     "DISPUTED EQUITY SECURITY INTEREST" means any interest:

     (a) As to which a proof of Interest was Filed, as to which a proof of Interest is deemed Filed under Bankruptcy Rule 3003(b)(2), or that the Plan Debtors' identified as existing on the Petition Date; and

     (b) As to which an objection: (1) has been timely Filed; and (2) has neither been overruled nor been denied by a Final Order and has not been withdrawn.

     "EFFECTIVE DATE" means the later of the first Business Day:

     (a) that is eleven (11) days (as calculated in accordance with Fed.R.Bankr.P. 9006(a)) after the Confirmation Date; and

     (b)  on which no stay of the Confirmation Order is in effect.

     "EQUITY SECURITY INTEREST" means the interest--as the term "interest" is defined in Bankruptcy Code Sec. 101(17)--of any Person who holds an equity security in a PAM Fund Debtor. Interests include all Interests, whether asserted or not.

     "EQUITY SECURITY HOLDERS" means those persons holding Allowed Equity Security Interests in a PAM Fund Debtor as of the Petition Date and their successors and assigns.

     "ESTATE(s)" means the estate or estates created in these Chapter 11 cases by Sec. 541 of the Bankruptcy Code.

     "FINAL ORDER" means an order of the Bankruptcy Court entered on the Court's docket as to which:

     (a) the time for appeal has expired with no appeal having been properly noticed therefrom; or

     (b) any appeal which has been taken has been fully resolved, and a final determination made and the time for appeal from the final determination expired.

     "INITIAL LLC UNITS" means the LLC Units to be granted by PCMLLC to the PAM Funds pursuant to the Operating Agreement and this Plan.

     "LLC UNIT(S)" has the meaning ascribed to it in the Operating Agreement.

     "MEMBERSHIP INTERESTS" has the meaning ascribed to it in the Operating Agreement.

     "OPERATING AGREEMENT" means that certain agreement as to the affairs of PCMLLC and the conduct of PCMLLC's business, a copy of which Operating Agreement is appended to the Plan as Exhibit 1.

     "ORDINARY-COURSE ADMINISTRATIVE CLAIM" means Administrative Claims-other than Administrative Tax Claims, Professional-Fee Claims and Non-Ordinary-Course Administrative Claims-based upon liabilities that the Plan Debtor Estates incur in the ordinary course of their businesses, including, without limitation, fees or charges assessed against a Plan Debtors' Estate under 28 U.S.C. Sec. 1930.

     "NOD" means NOD, Inc. the general partner for each of the PAM Funds.

     "PAM FUNDS" means collectively PAM I, PAM II, PAM III, PAM IV and PAM V.

     "PAM I" means Performance Asset Management Fund, Ltd., a California limited partnership, a Debtor in these related Chapter 11 bankruptcy cases.

     "PAM II" means Performance Asset Management Fund II, Ltd., a California limited partnership, a Debtor in these related Chapter 11 bankruptcy cases.

     "PAM III" means Performance Asset Management Fund III, Ltd., a California limited partnership, a Debtor in these related Chapter 11 bankruptcy cases.

     "PAM IV" means Performance Asset Management Fund IV, Ltd., a California limited partnership, a Debtor in these related Chapter 11 bankruptcy cases.

     "PAM V" means Performance Asset Management Fund V, Ltd., a California limited partnership, a Debtor in these related Chapter 11 bankruptcy cases.

     "PCM" means Performance Capital Management Inc., a California corporation, a Debtor in these related Chapter 11 bankruptcy cases.

     "PCM EQUITY SECURITY INTEREST" means the interest-as the term "interest" is defined in Bankruptcy Code Sec. 101(17)-of any Person who holds an equity security in PCM. Interests include all Interests, whether asserted or not.

     "PCM EQUITY SECURITY HOLDERS" means those persons holding Allowed Equity Security Interests in PCM.

     "PCMLLC" means Performance Capital Management, Limited Liability Company, the limited liability company to be formed pursuant to this Plan.

     "PERSON" means any individual, corporation, general partnership, limited partnership, limited liability company, association, joint-stock company, joint venture, estate, trust, government, political subdivision, governmental unit (as defined in the Bankruptcy Code), official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders, or entity.

     "PETITION DATE" means December 22 and 23, 1998.

     "PLAN" means this plan of reorganization, including any amendment or modification approved by the Proponents and the Court.

     "PLAN DEBTORS" means the PAM Funds, and each of them, and PCM.

     "PRIORITY CLAIM" means an Allowed Claim entitled to priority against a Plan Debtor Estate Under Bankruptcy Code Sec. 507(a)(3), 507(a)(4) or 507(a)(6).

     "PRIORITY TAX CLAIM" means an Allowed Claim entitled to priority against a Plan Debtor Estate under Bankruptcy Code Sec. 507(a)(8).

     "PROFESSIONAL-FEE CLAIM" means:

     (a) a Claim under Bankruptcy Code Sec. 327, 328, 330, 331, 503 or 1103 for compensation for professional services rendered or expenses incurred on a Plan Debtor Estate's behalf; or

     (b) a Claim either under Bankruptcy Code Sec. 503(b)(4) for compensation for professional services rendered or under Bankruptcy Code Sec. 503(b)(3)(D) for expenses incurred in making a substantial contribution to an Estate.

     "PROPONENTS" means the Trustee and the Committee.

     "REDISTRIBUTED LLC UNITS" means the Initial Membership Interests to be distributed by the Reorganized PAM Fund Debtors to the Equity Security Holders pursuant to the Operating Agreement and the Plan.

     "REORGANIZATION CASES" means the Chapter 11 cases commenced by the filing by the Plan Debtors of their respective petitions in the United States Bankruptcy Court for the Central District of California, Santa Ana Division, under Chapter 11 of Title 11 of the United States Code, Case No. SA 98-27043-RA, SA 98-27092-RA, SA 98-27098-RA, SA 98-27101-RA, SA 98-27105-RA, and SA
98-27106-RA.

     "REORGANIZED DEBTORS" means the Plan Debtors on and after the Effective
Date.

     "RESERVED CLAIMS" means, collectively, any and all claims and causes of action of the Plan Debtor Estates, defenses set-offs, or other claims and defenses, including, without limitation, all claims arising or assertable at any time under the Bankruptcy Code, including under Sec. 510, 542, 543, 544, 545, 547, 548, 549, 550, 552 and 553 thereof, except claims expressly waived, relinquished or released in accordance with this Plan, whether or not such claims or causes of action are the subject of pending litigation as of the Effective Date.

     "SECURED CLAIM" means a Claim against a Plan Debtor that is secured by a valid and unavoidable lien property in which an Plan Debtor Estate has an interest or dial is subject to setoff under Bankruptcy Code Section 553. A Claim is a Secured Claim only to the extent of the value of the interest of the Claim holder in that property or to the extent of the amount of the setoff, as applicable, as determined under Bankruptcy Code Sec. 506(a).

     "SCHEDULES" means the Schedules of Assets and Liabilities, as the same may have been amended, filed by or for the Plan Debtors in compliance with Bankruptcy Code Sec. 521(1), including the Schedule of Debtor's Interest Holders filed by each of the PAM Funds.

     "UNCLAIMED PROPERTY" means any funds (together with any interest thereon) that are unclaimed 180 days after the issuance of any check by the Disbursing Agent. Unclaimed Property shall include the funds represented by (a) checks mailed to those holding Allowed Claims that have been returned as undeliverable without a proper forwarding address, (b) that have not been paid, and (c) that were not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, after making a reasonable inquiry to determine a proper address.

     "UNRETURNED CAPITAL" means the amount of each Equity Security Holder's initial cash investment less the amount of cash received to date.

     "UNSECURED CLAIM" means a claim against a Plan Debtor that is not an Administrative Claim, Secured Claim, Non-Tax Priority Claim, Priority Tax Claim, or proof of Equity Security Interest. General Unsecured Claims include, but are not necessarily limited to, claims based upon goods and services provided to a Plan Debtor on open account or terms, non-priority tax claims, non-priority security deposit claims, the unsecured portion of any Allowed Secured Claim, interest and penalties attributable to any lax claims, and claims arising from the rejection of executory contracts or unexpired leases, to the extent not included in any other class under the Plan.

B.     RULES OF INTERPRETATION.
       -----------------------

     The Plan and Disclosure Statement incorporate the following rules of interpretation:

     1. The rules of construction in Bankruptcy Code Sec. 102 apply to this Plan.

     2. Except as otherwise provided in the Plan, Bankruptcy Rule 9006(a) applies when computing any time period under the Plan.

     3. A term that is used in the Plan or Disclosure Statement and that is not defined in the Plan has the meaning attributed to that term, if any, in the Bankruptcy Code or the Bankruptcy Rules.

     4. Whenever it is appropriate from the context, each term, whether stated in the singular or the plural, includes both the singular and the plural.

     5. Any reference to a document, agreement, or instrument being in a particular form or on particular terms means that the document, agreement, or instrument will be substantially in that form or on those terms. However, no material change to the form or terms can be made after the Confirmation Date without the consent of any party materially affected.

     6. Any reference to an existing document means the document as it has been, or may be amended or supplemented.

     7. All exhibits will be incorporated into the Plan and will be deemed to be included in the Plan when they are Filed.

     8. The phrase "under the Plan" and similar words or phrases refer to the Plan in its entirety rather than to only a portion of the Plan.

     9. Unless otherwise specified, all references to Sections or Exhibits are references to the Plan's Sections or Exhibits.

     10. Section captions and headings are used only as convenient references and do not affect the Plan's meaning.


                                      III.

                     CLASSIFICATION AND TREATMENT OF CLAIMS
                     --------------------------------------

                          AND EQUITY SECURITY INTERESTS
                          -----------------------------

A.     SUMMARY
       -------

     The categories set forth in this Section and summarized in the following table, classify Claims (except for Administrative Claims and Priority Tax Claims, which are not classified under the Plan) and Equity Security Interests for all purposes, including, without limitation, voting, confirmation and distribution under the Plan. A Claim or Equity Security Interest is classified in a particular Class only to the extent that the Claim or Equity Security Interest qualifies in the Class description. To the extent that any part of the Claim or Equity Security Interest qualifies within a different Class description, the Claim or Equity Security Interest is classified in that different Class. Schedules of the estimated amount of claims in each class are attached to or as set forth in the Disclosure Statement.

CLASS                                   SUMMARY                                           VOTING STATUS
--------  --------------------------------------------------------------------  ---------------------------------
None      Administrative Claims & Priority Tax Claims under Sec. 507(a)(8)      Unimpaired - not entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 1   Priority Unsecured Claims Under sec 507(a)(3)(4), (5), (6) or (7).    Unimpaired - not entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 2   Secured Claims                                                        Unimpaired - not entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 3   PCM Unsecured Claims                                                  Impaired - entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 4   PAM I Unsecured Claims                                                Impaired - entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 5   PAM II Unsecured Claims                                               Impaired - entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 6   PAM III Unsecured Claims                                              Impaired - entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 7   PAM IV Unsecured Claims                                               Impaired - entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 8   PAM V Unsecured Claims                                                Impaired - entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 9   PCM Equity Security Interests                                         Unimpaired - not entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 10  PAM I Equity Security Interests                                       Impaired - entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 11  PAM II Equity Security Interests                                      Impaired - entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 12  PAM III Equity Security Interests                                     Impaired - entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 13  PAM IV Equity Security Interests                                      Impaired - entitled to vole
--------  --------------------------------------------------------------------  ---------------------------------
Class 14  PAM V Equity Security Interests                                       Impaired - entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------
Class 15  NOD Equity Security Interests                                         Unimpaired - not entitled to vote
--------  --------------------------------------------------------------------  ---------------------------------

     NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS PLAN, NO DISTRIBUTIONS WILL BE MADE, AND NO RIGHTS WILL BE RETAINED, ON ACCOUNT OF ANY CLAIM OR EQUITY SECURITY INTEREST THAT IS NOT AN ALLOWED CLAIM OR AN ALLOWED EQUITY SECURITY INTEREST.

     The treatment set forth below is in full and complete satisfaction of the legal, contractual or equitable rights in or against the Plan Debtors of each person holding an Allowed Claim or Allowed Equity Security Interest. This treatment supersedes and replaces any agreements or rights those persons have in or against the Plan Debtors or their respective property. All distributions provided under the Plan will be tendered to the Person holding the Allowed Claim or Allowed Equity Security Interest.

B.   Unclassified Claims and Priority Tax Claims and Their Allowance and
     -------------------------------------------------------------------
     Treatment
     ---------

     This class consists of all administrative expenses and other claims, if any, allowed pursuant to Sec. 503(b) of the Code or entitled to priority pursuant to Sec. 507(a)(1) thereof and all fees payable under 28 U.S.C. Sec. 1930. The Bankruptcy Code requires that all such Administrative Claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment.

     Administrative Claims will be allowed and treated as follows:

     1.     Ordinary Course Administrative Claims. Unless PCMLLC, the Trustee,
            -------------------------------------
the Committee, or Reorganized Debtors object to an Ordinary-Course Administrative Claim, the Claim will be allowed and paid in accordance with the terms and conditions of the particular transaction that gave rise to the Ordinary-Course Administrative Claim AND THE PERSON HOLDING THE ORDINARY COURSE ADMINISTRATIVE CLAIM NEED NOT FILE ANY REQUEST FOR PAYMENT OF ITS CLAIM. Pursuant to 28 U.S.C. Sec. 1930(a)(6), quarterly fees to the United States Trustee will continue to be paid until the Reorganization Cases are closed, dismissed, or converted to Chapter 7, at the rate in effect at the time such fees are due. Such fees shall be paid as and when due.

     2     Administrative Tax Claims. An Administrative Tax Claim will be
           -------------------------
allowed ONLY if:

          a. On or before the later of: (1) 60 days after the Effective Date; or (2) 120 days after the Reorganized Debtor or Trustee flies the tax return for the underlying taxes with the applicable governmental unit, the person holding the Administrative Tax Claim both files with the Court either a proof of Administrative Tax Claim or a motion requesting that the Estates, or any successor, including PCMLLC, pay the Administrative Tax Claim and serves the proof of Claim or motion on PCMLLC, the Trustee, the Committee. Plan Debtors, and their respective counsel, AND

          b.     The Court, in a Final Order, allows the Administrative Tax
Claim.

     PCMLLC, the Trustee, the Committee, or Reorganized Debtors may file an objection to such a proof of Claim or motion within the time provided by the Bankruptcy Rules or within any other period that the Court establishes. PERSONS HOLDING ADMINISTRATIVE TAX CLAIMS WHO DO NOT TIMELY FILE AND SERVE A PROOF OF ADMINISTRATIVE TAX CLAIM OR MOTION FOR PAYMENT WILL BE FOREVER BARRED FROM ASSERTING THOSE CLAIMS AGAINST PCMLLC, THE ESTATES, THE PLAN DEBTORS OR THEIR RESPECTIVE PROPERTY, WHETHER THE ADMINISTRATIVE TAX CLAIM IS DEEMED TO ARISE BEFORE, ON, OR AFTER THE EFFECTIVE DATE.

     3.     Professional-Fee Claims. A Professional-Fee Claim will be allowed
            -----------------------
ONLY if:

          a. On or before 60 days after the Effective Date, the person holding the Professional-Fee Claim both files with the Court either a motion requesting that the Estates or any successor, including PCMLLC, pay the Professional-Fee Claim and serves the motion on PCMLLC, the Reorganized Debtors, the Trustee, the Committee and any other interested parties, and their counsel; AND

          b.     The Professional-Fee Claim is allowed by a Final Order.

     PCMLLC, the Trustee, the Committee, the Plan Debtors, or any other party-in-interest may file in objection to such motion within the time provided by the Bankruptcy Rules or within any other period that the Court establishes. PERSONS HOLDING PROFESSIONAL-FEE CLAIMS WHO DO NOT TIMELY FILE AND SERVE A MOTION FOR PAYMENT WILL BE FOREVER BARRED FROM ASSERTING THOSE CLAIMS AGAINST PCMLLC, THE ESTATES, THE PLAN DEBTORS OR THEIR RESPECTIVE PROPERTY.

     4.    Treatment of Allowed Administrative Tax and Professional-Fee Claims.
           --------------------------------------------------------------------
Unless the Person holding an Allowed Administrative Claim, Tax Claim, or Professional-Fee Claim, and PCMLLC agrees otherwise, the Disbursing Agent or the Trustee will pay to that person, cash in the Allowed Administrative, Tax, or Professional-Fee Claim's full amount on or before the later of: (a) as soon as reasonably practicable on or after the Effective Date; (b) 30 days after the date on which the Administrative, Tax or Professional-Fee Claim becomes and Allowed

Administrative, Tax. or Professional-Fee Claim; or (c) the date on which me Allowed Administrative, Tax, or Professional-Fee Claim becomes due and payable.

     5.     Treatment of Allowed Priority Tax Claims.   Unless the Person
            ---------------------------------------
holding an Allowed Priority Tax Claim and PCMLLC agree otherwise, PCMLLC will pay to that person, payment in an amount equal to the amount of the Allowed Priority Tax Claim. The payment will be due on the later of (a) 30 days after the Effective Date; (b) 30 days after the date on which the Priority Tax Claim becomes an Allowed Priority Tax Claim; or (c) 30 days after the date on which the Priority Tax Claim is allowed by a Final Order. The Proponents do not believe that there are any Priority Tax Claims.

C.     CLASSIFIED CLAIMS AND INTEREST
       ------------------------------

     1.    Class 1 - Priority Unsecured Claims. Certain priority claims referred
           -----------------------------------
to in Bankruptcy Code Sec. 507,(a)(3) (commission and employee claims), (4) (employee benefit plan contributions), (5) (grain or fishery claims), (6) (deposit for purchase of goods or services), and (7) (alimony and other claims arising from the family relationship). These types of claims are entitled to priority treatment as follows: the Code requires that each holder of such a claim receive cash on the Effective Date equal to the allowed amount of such claim. Allowed Priority Claims, if any, will be paid in full as soon as practicable in full after the Effective Date, with interest as provided by applicable law. The Proponents do not believe that there will be any allowed Priority Unsecured Claims. Thus such Creditors are unimpaired and not entitled to vote under the Plan.

     2.     Class 2 - Secured Claims.  The Proponents believe that the County
            ------------------------
Assessor for Mojave County, Arizona, is the sole secured creditor holding a lien upon real property held by the Estate of PCM. Its rights in the property securing this obligation or claim remains extent and unaltered by the provisions of the Plan. Thus such Creditors are unimpaired and not entitled to vote under the Plan.

D.     CLASSES OF GENERAL UNSECURED CLAIMS AND THEIR TREATMENT
       -------------------------------------------------------

     1.     Classes 3, 4, 5, 6, 7 and 8.  Allowed Unsecured Claims shall be paid
            ---------------------------
in full as soon as practicable after the Effective Date, without interest. The class of Unsecured Claims is impaired under the Plan and entitled to vote on the Plan.

E.     CLASSES OF INTEREST HOLDERS
       ---------------------------

     1.     Class 9 (PCM). The rights of the PCM Equity Security Holders arising
            -------------
from their ownership of PCM Equity Security Interests remain unaltered and unaffected and they are unimpaired and not entitled to vote on the Plan.

     2.     Classes 10 (PAM I), 11 (PAM II), 12 (PAM III), 13 (PAM IV) and 14
            -----------------------------------------------------------------
            (PAM V).
            -------
The names and unit shares of Equity Security Holders in each of the PAM Funds are as set forth in Exhibit C-2 to the Operating Agreement, which Operating Agreement is attached as Exhibit I. The Equity Security Interests of such Equity Security Holders are allowed in the amounts and to the persons described in said Exhibit C-l. The treatment for each of the Classes of Equity Security Holders for the PAM Funds is the same and is as follows:

          a. On the Effective Date, each of the PAM Funds shall receive the Initial LLC Units in PCMLLC in an amount equal to the total number of LLC Units currently authorized by PCMLLC multiplied by the fraction obtained by dividing the total cash investment made by Equity Security Holders in each such PAM Fund by the total cash investment made by Equity Security Holders in all of the PAM Funds combined. Fractional units arising therefrom shall be rounded up or down by PCMLLC to the nearest full unit.

          b. As soon as practicable thereafter, the PAM Fund will distribute their Initial LLC Units ("Redistributed LLC Units") to their respective Equity Security Holders in an amount equal to the number of LLC Units held by all of the PAM Funds multiplied by the fraction obtained by dividing the total cash investment made by each Equity Security Holder in each such PAM Fund by the total cash investment of all Equity Security Holders in all such PAM Funds. Fractional units arising therefrom shall be rounded up or down by the applicable PAM Fund or PCMLLC to the nearest full unit.

          c. In addition, the PAM Funds are collectively holding approximately $16.6 million of which, not less than $12 million and as much as $13 million, within the sole discretion of PCMLLC, will be made available for distribution by PCMLLCs to the PAM Funds Equity Security Holders, the PCMLLC members. This cash distribution will be made as soon as practicable after the Effective Date. Equity Security Holders will participate from this cash fund in the ratio that each Equity Security Holders' unreturned capital bears to the total unreturned capital of all Equity Security Holders, which is consistent with and pursuant to Section 8.1.(a) of the Operating Agreement.

          d. Any and all further distributions to be made by PCMLLC, shall be made as provided for in the Operating Agreement, which Operating Agreement provides for distributions based on the ratio of a Equity Security Holder's unreturned capital to all Equity Security Holders' unreturned capital until all Equity Security Holders have received all unreturned capital. Thereafter distributions to the Equity Security Holders, the PCMLLC members, will be based upon the number of Redistributed LLC Units in PCMLLC held by each of the members.

     3.     Class 15 (NOD). The interests of NOD as general partner of each of
            --------------
the PAM Funds remains unaltered. Pursuant to its agreement with the PAM Funds and the Equity Security Holders, on the Effective Date or such other date as may be determined by the PAM Funds or the Reorganized Debtors, NOD shall resign as general partner of each of the PAM Funds and shall have no interest or claim against PCMLLC, the PAM Funds, the Reorganized Debtors or the Trustee.


                                       IV.

                MEANS OF EFFECTUATING THE PROVISIONS FO THE PLAN
                ------------------------------------------------

A.     CONSOLIDATION OF THE PLAN DEBTORS
       ---------------------------------

     On the Effective Date of the Plan, or as soon as practicable thereafter, the assets of PCM and of the PAM Funds shall be consolidated, in that there shall be formed a new entity, PCMLLC, and in consideration for the contribution of all of the Plan Debtors' property (except its ownership interest in PCM) to the new entity, each of the PAM Funds shall receive the Initial

LLC Units in such new entity and the debts and obligations of the PAM Funds and PCM as fixed by the Plan shall be assumed and paid by PCMLLC. The Trustee, on behalf of each of the Plan Debtors or as the representative of the Reorganized Debtors, shall be authorized to execute all documents necessary to effectuate the consolidation.

B.     EXCHANGE OF PARTNERSHIP INTERESTS AND ISSUANCE OF PCMLLC MEMBERSHIP
       -------------------------------------------------------------------
       INTERESTS
       ---------

     As soon as practicable after the Effective Date, PCMLLC shall issue to each of the PAM Fund Reorganized Debtors, LLC Units in an amount equal to the total number of LLC Units currently authorized by PCMLLC multiplied by the fraction obtained by dividing the total cash investment made by Equity Security Holders in each such PAM Fund by the total cash investment made by Equity Security Holders in all of the PAM Funds.

     As soon as practicable thereafter, each of the PAM Fund Reorganized Debtors shall distribute to each of the Equity Security Holders, their respective Initial LLC Units in PCMLLC as set forth in section 3.E.2.(2) above.

     For the purpose of distributions, the Initial LLC Units or Redistributed LLC Units, as the case may be, may be rounded to the nearest LLC Unit. Upon the Effective Date, the issuance of the PCMLLC Initial LLC Units and thereafter the Redistributed LLC Units, will be authorized without further act or action under applicable law, regulation or order.

     As of the Effective Date and notwithstanding whether an Equity Security Holder of the PAM Funds has voted for or against the Plan, each holder of a PCMLLC LLC Unit shall be deemed to have executed the Operating Agreement and, further, shall be deemed to have consented to each and every provision of the Operating Agreement and deemed to have agreed to having been bound thereby.

     PCMLLC, or a qualified agent as may be selected in the future by PCMLLC's Board of Directors, shall act as registrar and transfer agent for the PCMLLC LLC
Units to be issued under the Plan.   To the extent that the exchange of limited
partnership interests and the issuance and transfer of LLC Units is subject to
Section 5 of the Securities Act of 1933 or any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer or underwriter of, or broker or dealer in a security, such law shall not and does not apply in that

Section 1145(a)(i) of the Bankruptcy Code exempts the Plan Debtors and/or PCMLLC from such compliance.

C.     FUNDING FOR THE PLAN
       --------------------

     The Plan will be funded by cash on hand and cash from operations of the Estates, the Reorganized Debtors, and PCMLLC.

D     PCMLLC MANAGEMENT
      -----------------

     Post-Effective Date management is to be provided by and for PCMLLC with such powers and duties as typically provided by and for the officers, directors and management of a limited liability company as organized under the laws of the State of California. David Caldwell shall be the Chief Operating Officer, Darren Bard shall be Information Officer, Wendy Curran shall be Chief Human Resources Officer, and William Constantino shall be Chief Officer of Legal Affairs. The Trustee, James J. Joseph, will be available to provide his services to the Board of Directors as a consultant.

     There shall be a Board of Directors consisting of eight directors with the powers and duties of a Board of Directors as detailed in the Operating Agreement or as otherwise provided by the laws of the State of California. The initial directors of PCMLLC shall be David Barnhizer, Lester T. Bishop, Larissa Gadd, Phillip H. Kief, Sanford A. Lakoff, Larry C. Smith, and Rodney L. Woodworth.

     During the period between the Confirmation Hearing and the Effective Date, the Trustee shall continue to operate the Plan Debtors' businesses and administer their property subject to the provisions of the Bankruptcy Code and with the powers and protections of a trustee in bankruptcy. Subsequent to the Effective Date and until the completion of events necessary to consolidate and transfer the property of the Estates into and to PCMLLC. the Trustee shall administer the affairs of the Reorganized Debtors, subject to the provisions of the Bankruptcy Code with the powers and duties of a trustee.

E.     PROVISIONS GOVERNING DISTRIBUTIONS
       ----------------------------------

     1.    Effective Date Cash and Membership Interest Distributions. As soon
           ---------------------------------------------------------
thereafter as
is practicable after the Effective Date, the Disbursing Agent shall make distributions of cash or LLC Units, as the case may be, in the manner prescribed by the accompanying Plan.

     2.     Delivery of Distributions and Undeliverable Distributions.
            ---------------------------------------------------------
Distributions of cash or LLC Units to holders of Allowed Claims or Allowed Equity Interests shall be made at the address of each such holder as set forth on the schedules filed with the Bankruptcy Court unless superseded by the address as set forth on the Proofs of Claim or Interest filed by such holders or other writing notifying the Trustee, the Plan Debtors or PCMLLC of a change of address. If any cash distribution or LLC Unit is returned as undeliverable, no further distributions to such party shall be made unless and until the Disbursing Agent of PCMLLC is notified of such holder's then current address, at which time all missed distributions shall be made to such holder, without interest. The Distributing Agent or PCMLLC six months after the Effective Date shall file with the Court and serve the United States Trustee and the Securities and Exchange Commission with a list of those Members or Claimants whose distribution of cash or LLC Units were returned as undeliverable. Furthermore, the Distributing Agent or PCMLLC will concurrently publish such list in a nationwide circulation newspaper if the cost to do so is less than $5,000.

     All Claims for undeliverable cash or LLC Unit shall be made on or before one year after the date such undeliverable distribution was initially made. After such date, all undeliverable cash distributions shall become property of PCMLLC and LLC Unit(s) shall be canceled and the holder of any such Claim or Equity Interest shall not be entitled to any other or further distribution under this Plan on account of such Claim or Equity Interest.

     3.     Setoffs. The Plan Debtors, the Trustee, PCMLLC and the Disbursing
            -------
Agent, reserve any and all rights to effectuate setoff under applicable law against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Plan Debtors may hold against the holder of such Allowed Claim; provided, however,
                                                           --------  -------
that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Trustee or Plan Debtors of any such claims, rights and causes of action that the Trustee or Plan Debtors may possess against a holder of any allowed claim.

     4.     Transactions on Business Days. If the Effective Date, or any other
            -----------------------------
date on which a transaction may occur under the Plan, shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

F.   PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS AND DISPUTED EQUITY
     -------------------------------------------------------------------------
     INTERESTS
     ---------

     1.     No Distribution Pending Allowance.  Notwithstanding any other
            ---------------------------------
provision of the Plan, no distribution shall be made under the Plan on account of any Disputed Claim or Disputed Equity Security Interest, unless and until such claim becomes an Allowed Claim. Notwithstanding any other provision of this Plan, no distribution shall be made under the Plan on account of any Disputed Equity Security Interest, unless and until such Disputed Equity Security interest becomes an Allowed Equity Security Interest. The Equity Security Interests of Equity Security Holders are Allowed Equity Security Interests in the amount of the initial investment set Forth in Exhibit C-1 to the Operating Agreement attached as Exhibit 1 to the Plan.

     2.     Resolution of Disputed Claims.  From and after the Effective Date,
            -----------------------------
any and all claims and defenses to any claims shall be transferred to PCMLLC. PCMLLC shall be the owner and emitted to initiate and prosecute any objection to claim. Any objections shall be litigated to a Final Order except to the extent that PCMLLC elects to withdraw any such objection or to the extent that PCMLLC, and the Claimant, elect to compromise, settle or otherwise resolve any such objection, in which event it may settle, compromise or otherwise resolve any Disputed Claim without approval of the Bankruptcy Court.

     3.     Allowance of Disputed Claims. If, on or after the Effective Date,
            ----------------------------
any Disputed Claim becomes an Allowed Claim, the Disbursing Agent shall, by no later than the thirtieth Business Day following the month in which the Disputed Claim becomes an Allowed Claim, pay to the holder of such Allowed Claim, the amount of such Allowed Claim.

G.     OBJECTIONS TO CLAIMS AND EQUITY SECURITY INTERESTS
       --------------------------------------------------

     Except as otherwise provided for Administrative Claims, objections to any Claim or Equity Security Interest must be filed and served upon the holder of such Claim or Equity Security Interests on or before the Claims/Equity Security Interest Deadline. The Claims/Interests Objection Deadline is the first Business Day following the expiration of the sixth month after the Effective Date, unless extended by an Order of the Court.

     From on and after the Effective Date, PCMLLC shall have the right and standing to assert any and all objections held by the Estates or the Plan Debtors and shall have all claims and defenses as the owner and holder of the Reserved Claims.

H.     DISBURSING AGENT
       ----------------

     PCMLLC shall act as the Disbursing Agent for the purpose of making all distributions to unclassified and classified claimants and/or creditors provided for under the Plan. The Disbursing Agent shall serve without bond and shall receive no compensation for distribution services rendered and expenses incurred pursuant to the Plan. The Disbursing Agent shall have the right but not the obligation to retain others to provide assistance in the performance of its duties.

I.     REVESTING OF ASSETS
       -------------------

     Except as otherwise provided in the Plan or in any agreements contemplated under the Plan, on the Effective Date all Estate property will vest in the Reorganized Debtors, including Reserved Claims, and all such re-vested property will immediately be transferred to PCMLLC free and clear of all Claims, liens, encumbrances or interests.

J.     TRUSTEE, ESTATES AND REORGANIZED DEBTORS
       ----------------------------------------

     From Confirmation until the Effective Date, the Trustee shall continue as Trustee for the Estates of the Plan Debtors with all power and duties presently existent.

     On the Effective Date or as soon as practicable thereafter, the PAM Fund Estates shall deliver to the Trustee, the sum of $600,000. The Trustee shall hold these funds in trust for payment of the Allowed Professional-Fee Claims, the Contribution shall be pro rated among the PAM Funds Estates pursuant to the formula set forth in the Allocation Order.

     Upon delivery of the Order or Orders fixing the Allowed Professional-Fee Claims, the Trustee shall pay the same from the funds held by him. If there are insufficient funds. PCMLLC shall immediately pay any unfunded portions of the Allowed Professional-Fee Claims as and when directed by the Trustee. If there are any excess funds remaining with the Trustee after payment of the Allowed Professions-Fee Claims, the Trustee shall deliver the same to PCMLLC.


                                       V.

                                  TREATMENT OF
                                  ------------
                     EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                     ----------------------------------------

A.     ASSUMPTION
       ----------

     The unexpired leases and executory contracts to be assumed by the Plan Debtor Estates and/or assigned to PCMLLC under the Plan are listed in Exhibits 2 and 3 attached hereto.

     On the Effective Date, each of the unexpired leases and/or executory contracts listed in Exhibits 2 and 3 shall be assumed by the Plan Debtor Estates and/or assigned to PCMLLC. The Order of the Court confirming the Plan shall constitute an Order approving the assumption and/or assignment of each lease and contract listed in Exhibits 2 and 3. Any payments due pursuant to 11 U.S.C.
Section 365(b)(1) shall be paid upon the earlier of ten (10) days after the Effective Date or ten (10) days after the Court makes a determination fixing the amount of such payment, if such cure amount is disputed by the Proponents or the non-debtor third party to the contract or lease. Any party to a contract or lease to be assumed objecting to the assumption of a contract or lease, or the amount listed by the Proponents as the cure amount, must file and serve a written objection to the Plan within the deadline for objecting to the confirmation of the Plan.

B.     REJECTION
       ---------

     On the Effective Date, the executory contracts and unexpired leases in the attached Exhibit 4 shall be rejected.

     The order confirming the Plan shall constitute an order approving the rejection of the lease or contract. Any party to a contract or lease to be rejected objecting to the rejection of a contract or lease, must file and serve a written objection to the Plan within the deadline for objecting to the confirmation of the Plan.

     Any executory contract or lease not expressly assumed in this Section V.A. or otherwise provided for herein shall be deemed rejected.

     THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF A LEASE OR CONTRACT IS THIRTY DAYS FROM THE EFFECTIVE DATE.

     Any claim based on the rejection of an executory contract or unexpired lease will be barred if the proof of claim is not timely filed, unless the Court later orders otherwise. Such claim to the extent allowed, shall be and is a Unsecured Claim entitled to the treatment afforded those claimants included in Classes 3 through 9.

C.     CHANGES IN RATES SUBJECT TO REGULATORY COMMISSION APPROVAL
       ----------------------------------------------------------

     Neither the Reorganized Debtors nor PCMLLC are or shall be subject to governmental regulatory commission approval of rates.

D.     RETENTION OF JURISDICTION
       -------------------------

     The Court will retain jurisdiction to the fullest extent provided by law.

E.     EXEMPTIONS FROM SECURITIES ACT OF 1933.
       --------------------------------------

     Pursuant to Section 1145 of the Bankruptcy Code, the issuance and redistribution of LLC Units in PCMLLC shall be exempt from the Securities Act of 1933 to the fullest extent so provided.


                                       VI.

                         EFFECT OF CONFIRMATION OF PLAN
                         ------------------------------

A.     DISCHARGE AND INJUNCTION
       ------------------------

     The Plan provides that upon the Effective Date, the Plan Debtors shall be discharged of liability for payment of debts incurred before confirmation of the Plan, to the extent specified in Bankruptcy Code Sec. 1141. However, any liability imposed by the Plan will not be discharged.
                                   ---

     The rights afforded herein and the treatment of all Claims and Equity Security Interests herein shall be in exchange for and in complete satisfaction, discharge and release of all claims and interests of any nature whatsoever, including any interest accrued on such claims from and after the Petition Date against the Plan Debtors, the Chapter 11 estates administered by the Trustee or any of their assets or properties arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of the debts of, claims against, liens on, and equity interests in the Plan Debtors, its assets and properties arising at any time before the entry of the Confirmation Order, regardless of whether a proof of claim or equity interest with respect thereto is filed, whether the claim or equity interest is allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution hereunder. Except as otherwise expressly specified in the Plan, after the Effective Date, any holder of such discharged claim or equity interest shall be precluded and enjoined from asserting against the Plan Debtors, PCMLLC, the Estates, or any of their assets or property any other or further claim or equity interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the entry of the Confirmation Order.

B.     POST-EFFECTIVE DATE EMPLOYMENT AND COMPENSATION OF PROFESSIONALS
       ----------------------------------------------------------------

     After the Effective Date, PCMLLC, as Disbursing Agent or otherwise, may employ, without notice, hearing or order of the Bankruptcy Court, such attorneys, accountants and other professionals as it may desire to render services on such terms as it deems reasonable. PCMLLC shall be authorized to pay for such services, related costs and expenses, without notice, hearing, or order of the Bankruptcy Court.

     In addition, PCMLLC may take such actions and employ such professionals as necessary to take all steps appropriate as within its discretion to wind up the partnership or corporate affairs of the Reorganized Debtors.

C.     DISSOLUTION OF THE COMMITTEE
       ----------------------------

     The appointment of the Committee shall terminate on the Effective Date of the Plan.

D.     MODIFICATION OF PLAN
       --------------------

     The Proponents of the Plan retain the right to seek to modify the Plan at any time before confirmation, subject to the provisions of the Bankruptcy Code. The Proponents of the Plan also retain the right to seek to modify the Plan at any time after confirmation so long as: (1) the Plan has not been substantially consummated and (2) if the Bankruptcy Court authorizes the proposed
            ---
modifications after notice and a hearing.

E.     POST EFFECTIVE DATE STATUS REPORT
       ---------------------------------

     Within 120 days of the entry of the Confirmation Order, the Proponents shall file a status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured creditors of each of the Plan Debtors, and those parties who have requested special notice in the Reorganization Cases. Until entry of a Final Decree, further status reports shall be filed every 120 days and served on the same entities.

F.     POST-CONFIRMATION CONVERSION/DISMISSAL
       --------------------------------------

     Creditors and parties in interest retain all rights to seek conversion or dismissal of the Reorganization Cases under Bankruptcy Code Sec. 1112(b), after the Plan is confirmed, if there is in default in performing the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Estates and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 Estates created thereby and the automatic stay will be reimposed upon the revested property only to the extent that relief from stay was not previously granted by the Court during this case.

G.     FINAL DECREE
       ------------

     Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Proponents, or other party as the Court shall designate in the Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.

DATE: OCTOBER 14, 2001
                              /s/  James J. Joseph
                              ------------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of
                              Performance Capital Management, Inc.

                              /s/  James J. Joseph
                              ------------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of PAM FUND


                              /s/  James J. Joseph
                              ------------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of PAM II FUND


                              /s/  James J. Joseph
                              ------------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of PAM III FUND


                              /s/  James J. Joseph
                              ------------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of PAM IV FUND


                              /s/  James J. Joseph
                              ------------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of PAM V FUND


                              OFFICIAL COMMITTEES OF EQUITY
                              SECURITY HOLDERS

                              By:  /s/  Lester T. Bishop
                                 -------------------------------------------
                                 Lester T. Bishop, Chair of Official
                                 Committee of Equity Security Holders

APPROVED AS TO FORM:

DANNING, GILL, DIAMOND, & KOLLITZ, LLP


By:  /s/  John J. Bingham Jr.
   ----------------------------------------------------
       JOHN J. BINGHAM JR.
       Attorneys for James J. Joseph,
       Chapter 11 Trustee

RUS, MILIBAND & SMITH, APC

By:  /s/  Cathrine M. Castaldi
   ----------------------------------------------------
       CATHRINE M. CASTALDI
       Attorneys for The Official
       Committee of Equity Security Holders

                        INDEX OF EXHIBITS TO EXHIBIT 2.1


Exhibit 1      Operating Agreement of Performance Capital Management, LLC

EXHIBIT A      Names and Addresses of Members

EXHIBIT B      Initial Directors of the Company

EXHIBIT C      Schedule of the Members' Respective Percentage Interests

EXHIBIT C-1    Schedule of the Members' Respective Percentage Interests After
               Distribution

Exhibit D      Schedule of Members Effective Date Unreturned Capital

Exhibit D-1    Schedule of the Members Effective Date Unreturned Capital After
               Distribution

EXHIBIT  2     Unexpired Lease to Be Assigned

EXHIBIT  3     Executory Contracts to Be Assumed

EXHIBIT  4     Executory Contracts to Be Rejected